Exhibit 99.n

RS INVESTMENT TRUST

Amended and Restated Plan

pursuant to Rule 18f-3(d) under the

Investment Company Act of 1940

Effective August 22, 2006, as amended and restated:

November 7, 2006

May 1, 2007

November 11, 2010

April 11, 2012

Each of the open-end investment companies (each a “Fund” and, together, the “Funds”) comprising RS Investment Trust (the “Trust”) may from time to time issue one or more of the following classes of shares: Class A shares, Class C shares, Class K shares, and Class Y shares. Each class is subject to such investment minimums and other conditions of eligibility as are set forth in the Funds’ registration statements as from time to time in effect. The differences in expenses among these classes of shares, and the conversion and exchange features of each class of shares, are set forth below in this Plan. Except as noted below, expenses are allocated among the classes of shares of each Fund based upon the net assets of each Fund attributable to shares of each class. This Plan is subject to change, to the extent permitted by law and by the Amended and Restated Agreement and Declaration of Trust, as amended and By-laws of the Trust, by action of the Trustees of the Trust.

CLASS A SHARES

Distribution and Service Fees

Class A shares pay distribution and service fees pursuant to a plan (the “Distribution Plan”) adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”). Class A shares also bear any costs associated with obtaining Class A shareholder approval of the Distribution Plan (or an amendment to the Distribution Plan). Pursuant to the Distribution Plan, Class A shares may pay up to 0.25% of the relevant Fund’s average daily net assets attributable to the Class A shares. Amounts payable under the Distribution Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Fund as from time to time in effect. In addition, Class A shares may reimburse the Funds’ distributor (the “Distributor”) or other persons for shareholder servicing or sub-transfer agency services, in amounts calculated in a manner approved from time to time by the Board of Trustees, as described in the registration statement of each Fund as from time to time in effect.

Conversion Features

Class A shares of any Fund may be converted, at the holder’s option, into Class Y shares of that Fund (if available), provided that the holder of Class A shares meets applicable eligibility requirements for Class Y shares as described in the Fund’s registration statement as from time to time in effect. Any such conversion will occur at the respective net asset value of the two share classes, without the imposition of any sales load, fee, or other charge and will take the form of a direct exchange of Class A shares for Class Y shares (rather than a redemption and repurchase). The conversion features of Class A shares are subject to the provisions set forth below in “Availability of Conversion Features.”

Exchange Features

Class A shares of any Fund may be exchanged, at the holder’s option, for Class A shares of any other Fund that offers Class A shares without the payment of a sales charge provided that the amount being exchanged satisfies the minimum investment required, the Fund is accepting additional investments by such exchanges, and the shareholder is a resident of a state in which shares of the Fund are qualified for sale and qualifies to purchase shares of that Fund. The holding period for determining any contingent deferred sales charge (a “CDSC”) will include the holding period of the shares exchanged.

Initial Sales Charge

Class A shares are offered at a public offering price that is equal to their net asset value (“NAV”) plus a sales charge of up to 4.75% of the public offering price. The sales charges on Class A shares are subject to reduction or waiver as permitted by Rule 22d-1 under the 1940 Act and as described in the Funds’ registration statements as from time to time in effect.

Contingent Deferred Sales Charge

Purchases of Class A shares of $1 million or more that are redeemed within 18 months of purchase are subject to a CDSC of up to 1.00% of either the purchase price or the NAV of the shares redeemed, whichever is less. Class A shares are not otherwise subject to a CDSC.

The CDSC on Class A shares is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Funds’ registration statements as from time to time in effect.

CLASS C SHARES

Distribution and Service Fees

Class C shares pay distribution and service fees pursuant to the Distribution Plan. Class C shares also bear any costs associated with obtaining shareholder approval of the Distribution Plan (or an amendment to the Distribution Plan). Pursuant to the Distribution Plan, Class C shares may pay up to 1.00% of the relevant Fund’s average daily net assets attributable to the Class C shares. Amounts payable under the Distribution Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Fund as from time to time in effect. In addition, Class C shares may reimburse the Distributor or other persons for shareholder servicing or sub-transfer agency services, in amounts calculated in a manner approved from time to time by the Board of Trustees, as described in the registration statement of each Fund as from time to time in effect.

Conversion Features

Class C shares of any Fund may be converted, at the holder’s option, into Class Y shares of that Fund (if available), provided that the holder of Class C shares meets applicable eligibility requirements for Class Y shares as described in the Fund’s registration statement as from time to time in effect and, provided, further, that a holder may only seek to convert Class C shares that are not subject to a CDSC. Any such conversion will occur at the respective net asset value of the two share classes, without the imposition of any sales load, fee, or other charge and will take the form of a direct exchange of Class C shares for Class Y shares (rather than a redemption and repurchase). The conversion features of Class C shares are subject to the provisions set forth below in “Availability of Conversion Features.”

Exchange Features

Class C shares of any Fund may be exchanged, at the holder’s option, for Class C shares of any other Fund that offers Class C shares without the payment of a sales charge provided that the amount being exchanged satisfies the minimum investment required, the Fund is accepting additional investments by such exchanges, and the shareholder is a resident of a state in which shares of the Fund are qualified for sale and qualifies to purchase shares of that Fund. The holding period for determining any CDSC will include the holding period of the shares exchanged.

Class C shares received by a shareholder in connection with the reorganization of a Guardian-sponsored mutual fund into a Fund may be exchanged, at the holder’s option, for Class A shares of a Fund that does not offer Class C shares at the time of the exchange without the payment of a sales charge provided that the amount being exchanged satisfies the minimum investment required, the Fund is accepting additional investments by such exchanges, and the shareholder is a resident of a state in which shares of the Fund are qualified for sale and qualifies to purchase shares of that Fund. The holding period for determining any CDSC will include the holding period of the shares exchanged.

Initial Sales Charge

Class C shares are offered at their NAV, without an initial sales charge.

Contingent Deferred Sales Charge

Class C shares are subject to a 1.00% CDSC if the shares are redeemed within one year of purchase. The CDSC on Class C shares is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Funds’ registration statements as from time to time in effect.

CLASS K SHARES

Distribution and Service Fees

Class K shares pay distribution and service fees pursuant to the Distribution Plan. Class K shares also bear any costs associated with obtaining shareholder approval of the Class K Plan (or an amendment to a Class K Plan). Pursuant to the Distribution Plan, Class K shares may pay up to 0.65% of the relevant Fund’s average daily net assets attributable to Class K shares. Amounts payable under the Class K Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Fund as from time to time in effect. In addition, Class K shares may reimburse the Distributor or other persons for shareholder servicing or sub-transfer agency services, in amounts calculated in a manner approved from time to time by the Board of Trustees, as described in the registration statement of each Fund as from time to time in effect.

Conversion Features

Class K shares do not convert to any other class of shares.

Exchange Features

Class K shares of any Fund may be exchanged, at the holder’s option, for Class K shares of any other Fund that offers Class K shares without the payment of a sales charge provided that the amount being exchanged satisfies the minimum investment required, the shareholder is a resident of a state in which shares of the Fund are qualified for sale and qualifies to purchase shares of that Fund, the Fund is accepting additional investments by such exchanges, and the shares of such other Fund are available through the relevant employer’s plan.

Initial Sales Charge

Class K shares are offered at their NAV, without any sales charge.

Contingent Deferred Sales Charge

Class K shares are not subject to any CDSC.

CLASS Y SHARES

Distribution and Service Fees

Class Y shares do not pay distribution or service fees. Class Y shares may reimburse the Distributor or other persons for sub-transfer agency services, in amounts calculated in a manner approved from time to time by the Board of Trustees, as described in the registration statement of each Fund as from time to time in effect.

Conversion Features

The Trust reserves the right to convert Class Y shares held in a shareholder’s account to Class A shares of the same Fund to the extent the holder of Class Y shares no longer satisfies the eligibility requirements for Class Y shares as described in the Fund’s registration statement as from time to time in effect. Any such conversion will occur at the respective net asset value of the two share classes, without the imposition of any sales load, fee, or other charge and will take the form of a direct exchange of Class Y shares for Class A shares (rather than a redemption and repurchase). Notwithstanding the foregoing, a shareholder’s Class Y shares will not be converted to Class A shares without prior notice by the Trust. The conversion features for Class Y shares are subject to the provisions set forth below in “Availability of Conversion Features.”

Exchange Features

Class Y shares of any Fund may be exchanged, at the holder’s option, for Class Y shares of any other Fund that offers Class Y shares without the payment of a sales charge provided that the amount being exchanged satisfies the minimum investment required, the Fund is accepting additional investments by such exchanges, and the shareholder is a resident of a state in which shares of the Fund are qualified for sale and qualifies to purchase shares of that Fund.

Initial Sales Charge

Class Y shares are offered at their NAV, without any sales charge.

Contingent Deferred Sales Charge

Class Y shares are not subject to any CDSC.

AVAILABILITY OF CONVERSION FEATURES

The Trust may, but will not be obligated to, suspend the conversion feature at any time with respect to any shares or class of shares on the basis that such conversion may result in any adverse tax consequences to a Fund or its shareholders.

ALLOCATIONS OF INCOME AND EXPENSES

(a) Class A, Class C, Class K, and Class Y shares pay the expenses associated with their different distribution and shareholder servicing arrangements (“Class Expenses”). Each class of shares may, at the Trustees’ discretion, also pay a different share of other expenses.

(b) The gross income of each Fund generally shall be allocated to each class on the basis of net assets. To the extent practicable, certain expenses (other than Class Expenses as defined above, which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of each Fund. These expenses include:

(1) Expenses incurred by the Trust (including, but not limited to, fees of Trustees, insurance, and legal counsel) not attributable to a particular Fund or to a particular class of shares of a Fund (“Trust Level Expenses”); and

(2) Expenses incurred by a Fund not attributable to any particular class of the Fund’s shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund’s assets) (“Fund Expenses”).

Expenses of a Fund shall be apportioned to each class of shares depending upon the nature of the expense item. Trust Level Expenses and Fund Expenses shall be allocated among the classes of shares based on their relative net asset values in relation to the net asset value of the Trust. Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it may be charged to a Fund for allocation among classes, as determined by the Board of Trustees. Any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Board of Trustees of the Trust in light of the requirements of the 1940 Act and the Internal Revenue Code of 1986, as amended (the “Code”).

The Trust reserves the right to utilize any other appropriate method to allocate income and expenses among the classes, including those specified in Rule 18f-3(c)(1), provided that a majority of the Trustees and a majority of the disinterested Trustees determine that the method is fair to the shareholders of each class and that the annualized rate of return of each class will generally differ from that of the other classes only by the expense differentials among the classes.

DIVIDENDS/DISTRIBUTIONS

Each Fund pays out as dividends net investment income and net realized short-term capital gains as described in its registration statement as from time to time in effect.

All dividends and/or distributions will be paid in the form of additional shares of the class of shares of the Fund to which the dividends and/or distributions relate, unless the shareholder elects to receive cash. Dividends paid by each Fund are calculated in the same manner and at the same time with respect to each class.

REDEMPTION FEES

Each Fund may impose a redemption fee (“Redemption Fee”) on redemptions and/or exchanges of the Fund’s shares. The Redemption Fee may be charged in an amount of up to 2% of the net asset value of the shares redeemed or exchanged, or such greater amount as may be permitted by applicable law. The Redemption Fee may be imposed on only certain types of redemptions and exchanges, such as redemptions and exchanges occurring within a certain time period of the acquisition of the relevant shares. The Trustees are not required to impose the Redemption Fee on all Funds, nor must they impose the Redemption Fee on all share classes of any particular Fund. Similarly, the Redemption Fee rate may differ from Fund to Fund and, within a Fund, from share class to share class.

Amounts paid pursuant to the Redemption Fee will be paid to the relevant Fund and, unless otherwise approved by the Trustees, will be allocated among the Fund’s share classes in the same manner as the Fund allocates income.

EFFECTIVENESS OF PLAN

This Plan shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Trust and (b) the Independent Trustees. When this Plan takes effect, it shall supersede all previous plans of the Trust adopted pursuant to Rule 18f-3 under the 1940 Act.

MATERIAL MODIFICATIONS

This Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval hereof.